SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 8, 1998

                       ALLIANCE SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                        0-22594                77-0057842
(State or other jurisdiction of         (Commission          (I.R.S. Employer
        incorporation)                  File Number)         Identification No.)


       3099 North First Street, San Jose, California            95134-2006
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (408) 383-4900

                          ---------------------------


Item 2. Acquisition or Disposition of Assets


         As previously reported on the Registrant's Current Report Form 8-K filed on March 19, 1998, the text of which is hereby incorporated by reference, the Registrant entered into an agreement on March 4, 1998 for the sale by the Registrant of 35 million shares (the "Shares") of stock of United Semiconductor Corporation ("USC"), for a purchase price of 1.05 billion New Taiwan Dollars. On April 8, 1998, the Registrant received US$31.8 million, reflecting the purchase price net of a 0.3% Taiwan government fee, converted at a rate of 33.04 New Taiwan Dollars per 1 U.S. dollar. The Shares were purchased by Hsun Chieh Investment Corporation, which Registrant believes to be an affiliate of United Microelectronics Corporation ("UMC"). As previously reported, UMC and USC each manufacture for the Registrant a significant portion of the Registrant's products; the Registrant has invested a significant portion of its assets, together with UMC and other companies, in foundry joint ventures (USC and United Silicon, Inc. ("USC")); and directors and officers of both the Registrant and UMC are directors and/or supervisors of USC and USI.

Item 7. Financial Statements and Exhibits

        (a)   Financial statements of businesses acquired.

              Not applicable.

        (b)   Pro forma financial information.

              Not applicable.

        (c)   Exhibits.

              10.1*   Sale and Transfer Agreement dated as of March 4, 1998 (A).

              * Confidential treatment has been requested for a portion of this document. Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

              (A) The document referred to is hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 1998.



                                   SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                            ALLIANCE SEMICONDUCTOR CORPORATION


Dated: April 23, 1998       By:   /s/ Charles Alvarez
                                  ---------------------------------------------
                                  Charles Alvarez, Vice President - Finance and
                                  Administration, and Chief Financial Officer